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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☒ Definitive Proxy Statement
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Agree Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT

AGREE REALTY CORPORATION
31850 Northwestern Highway
Farmington Hills, MI 48334
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 7, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of AGREE REALTY CORPORATION, a Maryland corporation, will be held at 11:00 a.m. local time, on May 7, 2007, at the Courtyard by Marriott, 31525 West 12 Mile Road, Farmington Hills, Michigan for the following purposes:

1.	To elect two directors to serve until the annual meeting of stockholders in 2010 or until their successors are duly elected and qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on March 12, 2007 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Kenneth R. Howe
Vice President, Finance and
Secretary

March 26, 2007
Farmington Hills, Michigan

AGREE REALTY CORPORATION
31850 Northwestern Highway
Farmington Hills, MI 48334

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 7, 2007

GENERAL

This proxy statement is furnished by our board of directors in connection with the solicitation by the board of directors of proxies to be voted at the annual meeting of stockholders to be held at 11:00 a.m. local time on May 8, 2006, at the Courtyard by Marriott, 31525 West 12 Mile Road, Farmington Hills, Michigan, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 12, 2007, will be entitled to vote.

Voting.  Any proxy, if received in time, properly signed and not revoked, will be voted at the annual meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to our corporate Secretary stating that the proxy is revoked, (ii) by preparation of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.

Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting, and the inspectors, assisted by the corporate Secretary, will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders.

Quorum.  The presence, in person or represented by proxy, of the holders of a majority of our common stock (3,875,249 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the stockholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our bylaws, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common stock does not vote on a particular proposal because the nominee does not have a discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Cost of Proxy Solicitation.  Solicitation of proxies will be primarily by mail. However, our directors and officers also may solicit proxies by telephone or telecopy or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by us. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares held of record by such persons. It is anticipated that this proxy statement and the enclosed proxy card first will be mailed to stockholders on or about March 26, 2007.

Outstanding Stock.  As of March 12, 2007, the record date, 7,750,496 shares of our common stock, $.0001 par value per share, were outstanding. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, our executive officers and directors had the power to vote approximately 4.07% of the outstanding shares of common stock. Our executive officers and directors have advised us that they intend to vote their shares of common stock in favor of the proposal set forth in this proxy statement.

Required Vote.  Plurality approval is required to elect our directors. Abstentions and broker non-votes are not counted for purposes of the election of directors.

ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

Our board of directors currently consists of six directors. The directors are divided into three classes, consisting of two members whose terms expire at this annual meeting, two members whose terms expire at the 2008 annual meeting of stockholders and two members whose terms expire at the 2009 annual meeting of stockholders. At this annual meeting, two directors will be elected and qualified. Ellis G. Wachs and Leon M. Schurgin are nominees for election as directors at the annual meeting, to hold office for a term of three years until the annual meeting of stockholders to be held in 2010. The terms of Farris G. Kalil and Gene Silverman expire in 2008 and the terms of Richard Agree and Michael Rotchford expire in 2009. Directors are elected by a plurality of the votes cast at the annual meeting either in person or by proxy.

THE FOLLOWING INDIVIDUALS ARE NOMINATED FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

The board of directors, on the recommendation of the nominating and corporate governance committee, has nominated Mr. Ellis G. Wachs and Mr. Leon M. Schurgin to serve as directors until the 2010 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to serve as a director.

Ellis G. Wachs, 77, has been a Director of the Company since 1993. Mr. Wachs is one of the four founders of Charming Shoppes, Inc. where, for a forty year period ending in 1991, he held various positions, including Executive Vice President, with various responsibilities including merchandise acquisition, real estate leasing and site location. Since 1991 he has served as a consultant to Charming Shoppes, Inc. and he currently is a real estate investor. He is a graduate of the University of Illinois.

Leon M. Schurgin, 65 has been a Director of the Company since March 2004. He is a Senior Shareholder in the law firm of Sommers Schwartz, one of Michigan’s largest law firms located in Southfield, Michigan. Mr. Schurgin holds a Bachelors Degree in Business Administration from the University of Michigan, a Juris Doctorate Degree, Magna Cum Laude, from Wayne State University and a Masters of Law Degree in Taxation from Wayne State University. He is also a certified public accountant.

OTHER DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

Farris G. Kalil, 68, has been a director since December 1993. Mr. Kalil has been a financial consultant since June 1999. From November 1996 until his retirement in May 1999 Mr. Kalil served as Director of Business Development for the Commercial Lending Division of Michigan National Bank, a national banking institution. From May 1994 to November 1996, Mr. Kalil served as a Senior Vice President for Commercial Lending at First of America Bank — Southeast Michigan, N.A. Prior thereto, Mr. Kalil served as a Senior Vice President of Michigan National Bank where he headed the Commercial Real Estate Division, Corporate Special Loans, Real Estate Asset Management/Real Estate Owned Group, and the Government Insured Multi-Family Department. Mr. Kalil received his B.S. from Wayne State University and continued his education at the Northwestern University School of Mortgage Banking.

Gene Silverman, 73, has been a director since April 1994. Mr. Silverman has been a consultant to the entertainment industry since 1996. From July 1993 until his retirement in December 1995, Mr. Silverman served as the President and Chief Executive Officer of Polygram Video, USA, a division of Polygram N.V., a New York Stock Exchange listed company. Prior thereto, he was Senior Vice President of sales at Orion Home Video from 1987 through 1992.

Richard Agree, 63, has been President and Chairman of the Board of Directors since December 1993. Prior thereto, he worked as managing partner of the general partnerships which held the Company’s properties prior to the formation of the Company and the initial public offering and was President of the predecessor company since 1971. Mr. Agree has managed and overseen the development of over 5,000,000 square feet of anchored shopping center space during the past 36 years. He is a graduate of the Detroit College of Law, a member of the State Bar of Michigan and the International Council of Shopping Centers.

Michael Rotchford, 48, has been a Director of the Company since December 1993. He is an Executive Vice President for Cushman & Wakefield, Inc., a company specializing in real estate services. Prior to joining Cushman & Wakefield in 2000 he served as Managing Director of The Saratoga Group, an investment banking organization specializing in tax and asset-based financing. Mr. Rotchford had been with The Saratoga Group from 1991 to 2000. Prior to 1991, Mr. Rotchford was a Director in the investment banking division of Merrill Lynch & Co. where he managed the commercial mortgage placement group. Mr. Rotchford holds a bachelor’s degree, with high honors, from the State University of New York at Albany. He is also a licensed real estate broker.

The Board of Directors met eight times during fiscal year 2006. During the year ended December 31, 2006, each director attended 75 percent or more of the aggregate of both (i) the total number of the meetings of the board of directors, and (ii) the total number of meetings held by all committees of the board on which each such director served.

COMPENSATION OF DIRECTORS

Our directors are paid an annual fee of $17,500. In addition, the chairman of our audit committee receives an annual fee of $4,000. Directors traveling from outside the Farmington Hills, Michigan area are reimbursed for out-of-pocket expenses in connection with their attendance at meetings. For the year ended December 31, 2006, we paid total compensation of $91,500 to our directors. No fees are paid to directors who are our employees.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors has an audit committee, an executive committee, an executive compensation committee and a nominating and governance committee.

Audit Committee.  The audit committee members are: Farris Kalil (Chairman), Ellis Wachs and Gene Silverman, each of whom has been determined by our board of directors to meet the standards for independence required of audit committee members by the New York Stock Exchange and applicable SEC rules. The board of directors has further determined that all members of the audit committee are financially literate and the audit committee chairman, Farris Kalil, possesses financial management expertise, within the meaning of the listing standards of the NYSE. No member of the audit committee is an audit committee financial expert within the meaning of applicable SEC rules. Our accounting policies and procedures and the financial information related to our business are monitored by the audit committee and are fully understood by the members. Our Board of Directors has determined that an audit committee financial expert is not required at this time. Since the audit committee does not have a financial expert, the committee works closely with our independent auditors and independent financial advisors in the application of accounting standards and internal accounting controls. The audit committee met four (4) times during 2006. In addition, on three (3) occasions the audit committee authorized Farris Kalil, Chairman to act on behalf of the committee in reviewing with management and our independent public accountants, our quarterly financial statements.

Executive Committee.  The executive committee members are: Richard Agree (Chairman), Michael Rotchford and Ellis Wachs. The committee has the authority to acquire and dispose of real property and the power to authorize, on behalf of the full board of directors, the execution of certain contracts and agreements, including those related to our borrowing of money, and generally to exercise all other powers of the board of directors except for those which require action by a majority of the independent directors or the entire Board. Our executive committee met once during 2006.

Executive Compensation Committee.  The executive compensation committee members are: Gene Silverman (Chairman), Ellis Wachs and Farris Kalil each of whom has been determined by the board of directors to meet the NYSE’s standards of independence. The executive compensation committee determines compensation for our executive officers, administers the 2005 Equity Incentive Plan and other employee benefit plans. Our executive compensation committee met two (2) times during 2006.

Nominating and Governance Committee.  The nominating and governance committee members are: Michael Rotchford (Chairman), Farris Kalil and Gene Silverman, each of whom has been determined by the board of directors to meet the NYSE’s standards for independence. The committee establishes criteria and qualifications for potential board members and identifies high quality individuals with the core competencies and experience to become members of our board of directors. The committee also establishes corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards and recommends to the board the corporate governance guidelines applicable to us. The nominating and governance committee met one (1) time during 2006.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to Mr. Agree, Mr. Prueter, Mr. Howe and Ms. Whalen-Umphryes, our executive officers who are not directors of the Company.

Joey Agree, 28, has been Executive Vice President since January 2006. Prior to being appointed to this position, Mr. Agree supervised our development and acquisition activities. Prior to joining us in March 2005, Mr. Agree was employed by Grand/Swaka Properties, one of the largest private developers in the Midwest, as a director of land acquisitions. He is a member of the State Bar of Michigan and the International Council of Shopping Centers. He holds a J.D. from Wayne State University Law School and a B.A. in Political Science from the University of Michigan.

David J. Prueter, 51, has been Senior Vice President since May 10, 2006. From 1997 until joining us on January 10, 2000 as a Vice President, Mr. Prueter was Director of U.S. Real Estate for Borders, Inc. Prior to joining Borders, Inc. Mr. Prueter served as the Senior Manager of Real Estate Operations for the Kroger Co. Mr. Prueter is a State Director of the Michigan chapter of the International Council of Shopping Centers, holds a MCR from NACORE and is a graduate of Western Michigan University.

Kenneth R. Howe, 58, has been Vice President, Finance since June 1994 and our Secretary since November 1993. Prior to being appointed as Vice President, Finance, Mr. Howe served as our Chief Financial Officer since November 1993. From 1989 to April 1994 he was Controller of Agree Development Company, our predecessor. From 1984 to 1989, he was a partner in Straka, Jarackas and Company, a public accounting firm with which he was employed since 1974. He is a graduate of Western Michigan University and a certified public accountant.

Vicky Whalen-Umphryes, 45, has been Vice President since October 1, 2005. From April 2003, until joining us Ms. Whalen-Umphryes was employed by The Home Depot as Director of Real Estate. Prior to joining Home Depot in November 2000, she was employed as a Senior Real Estate Manager for Meijer Corporation, a Grand Rapids based Michigan retailer. She is a member of the International Council of Shopping Centers and the National Association of Corporate Real Estate Executives. She is a graduate of Ferris State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and NYSE. Executive officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file with the SEC. Based solely upon a review of the reports furnished to us with respect to fiscal 2006, we believe that all SEC filing requirements applicable to our executive officers and directors were satisfied except that a Form 4 reporting the granting in November 2006 of 1,250 shares of restricted stock under our 2005 Equity Incentive Plan to David J. Prueter was not timely filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The beneficial ownership of our common stock (our only outstanding class of equity securities) with respect to each director, each executive officer, each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, and all of our directors and executive officers as a group as of March 9, 2007 is set forth below.

	Amount and
Name and Business	Nature of	Percent of
Address of Beneficial Owners(1)	Beneficial Ownership(2)	Class

Richard Agree	525,232	6.23%
Wells Fargo and Company	410,700	5.30%
David J. Prueter	68,870	*
Kenneth R. Howe	58,950	*
Gene Silverman	20,159	*
Joey Agree	8,500	*
Farris G. Kalil	8,000	*
Leon M. Schurgin	4,150	*
Ellis G. Wachs	4,000	*
Vicky Whalen-Umphryes	4,000	*
Michael Rotchford	1,000

All directors and executive officers as a group (10 persons)	702,861	8.34%

*	Less than 1%

(1)	The address of each person is c/o the Company at 31850 Northwestern Highway, Farmington Hills, MI 48334. The Address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104.

(2)	Includes shares of common stock issuable upon conversion of limited partnership units held by Richard Agree in Agree Limited Partnership, our operating partnership. These units entitle Mr. Agree to acquire 347,619 shares of common stock. These numbers also include 39,600 shares of common stock assigned by Mr. Agree to his children’s irrevocable investment trusts. These numbers also include 104,400, 56,250, 27,250, 8,500 and 4,000 shares of restricted stock held by Messrs. Agree, Howe, Prueter, Joey Agree and Ms. Whalen-Umphryes, respectively.

CORPORATE GOVERNANCE

We operate within a plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The board has affirmatively determined that Farris Kalil, Michael Rotchford, Gene Silverman and Ellis Wachs, a majority of the Board of Directors, are independent for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and all of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent for the purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange.

Our board has adopted a charter for each committee (other than the Executive Committee) and our board has adopted a Chief Executive Officer and Chief Financial Officer Code of Professional Ethics. We also have a written Code of Business Conduct and Ethics. These documents along with our governance principles may be viewed by accessing the corporate governance link on our website (www.agreerealty.com). In addition, copies of these documents may be obtained without charge by writing Agree Realty Corporation, 31850 Northwestern Highway, Farmington Hills, MI 48334, Attention Kenneth R. Howe, Secretary.

DIRECTOR NOMINATION PROCEDURES

Director Qualifications. Our Nominating and Corporate Governance Committee has established policies for the desired attributes of the Board as a whole. The Board will seek to ensure that a majority of its members are independent within NYSE listing standards. Each director generally may not serve as a member of more than six other public company boards. Each member of the Board must possess the individual qualities of integrity and accountability, informed judgment, high performance standards and must be committed to representing the long-term interests of the Company and the stockholders. In addition, directors must be committed to devoting the time and effort necessary to be responsible and productive members of the Board. The Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

Identifying and Evaluating Nominees. Our Nominating and Corporate Governance Committee regularly assesses the appropriate number of directors comprising the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director candidates including judgment, skill, and diversity, strength of character, experience with businesses and organizations comparable to our size or scope, experience and skill relative to other Board members and specialized knowledge or experience. Depending on the current needs of the Board, certain factor may be weighted more or less heavily by the Nominating and Corporate Governance Committee. In considering candidates for the Board, the Nominating and Corporate Governance Committee evaluates the entirety of each candidates credentials and other than the eligibility requirements established by the Nominating and Corporate Governance Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee considers candidates for the Board from any responsible source, including current Board members, stockholders, professional search firms or other persons. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates

Stockholder Nominees. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominees for election to the Board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a stockholder entitled to vote, who delivers written notice along with the additional information and materials required by the Bylaws to our Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. For our annual meeting in the year 2008, our Secretary must receive this notice after the close of business on November 1, 2007, and prior to the close of business on December 1, 2007. You can obtain a copy of the full text of the Bylaw provision by writing to our Secretary at the address appearing on the first page of this Proxy Statement.

Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for Board service as set forth under “Director Qualifications.” The nominee’s written consent to the nomination should also be included with nominating submission, which should be addressed to: Agree Realty Corporation at the address appearing on the first page of this Proxy Statement, Attention: Secretary.

INDEPENDENCE OF DIRECTORS

Pursuant to our Corporate Governance Guidelines, which require that a majority of our directors be independent within the meaning of NYSE corporate governance standards, the Board undertook a review of the independence of directors nominated for election at this annual meeting. During this review, the

Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company, including those reported under Proposal One, and under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

The Board of Directors has affirmatively determined, assisted by the standards set forth above, that none of the outside Directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and considered the issue not merely from the standpoint of a director, but also from that of persons or organizations with which a director has am affiliation.

Mr. Schurgin is a senior shareholder at Sommers Schwartz, a law firm that provides significant legal services to us, is also nominated for election at this annual meeting and is not deemed to be independent.

NON-MANAGEMENT DIRECTOR EXECUTIVE SESSION

In accordance with New York Stock Exchange listing standards, our non-management directors meet at least once a year without management. Non-management directors are all directors who are not employees or officers of the Company and include directors who are determined to be independent by our board of directors by virtue of the existence of a material relationship with the company. The board has not designated a lead director, or a single director to preside at executive sessions. The person who presides over executive sessions of non-management directors is selected at each meeting.

STOCKHOLDER COMMUNICATION WITH NON-MANAGEMENT DIRECTORS

Our stockholders who want to communicate with our non-management directors confidentially may do so by sending correspondence to:

Non-Management Directors
Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, MI 48334
Attention: Secretary

Please note that the mailing envelope must contain a clear notification that it is confidential and your letter should indicate that you are a stockholder of Agree Realty Corporation.

COMMUNICATIONS WITH DIRECTORS

Interested parties and stockholders of Agree Realty Corporation who want to communicate with the board or any individual director can write to:

Agree Realty Corporation
31850 Northwestern Highway
Farmington Hills, MI 48334
Attention: Secretary

Your letter should indicate that you are an interested party or a stockholder of Agree Realty Corporation. Depending on the subject matter, the Secretary will:

•	Forward the communication to the director or directors to whom it is addressed;

•	Attempt to handle the inquiry directly; for example where it is a request for information about our company or if it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

It has been and is the policy of our board of directors to expect that directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the board of directors attended our 2006 annual meeting of stockholders.

DIRECTOR COMPENSATION TABLE

The following table provides compensation information for the one year period ended December 31, 2006 for each non-officer member of our Board of Directors.

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2006

					Change in
					Pension
					Value and
	Fees				Non-
	Earned			Non-Equity	Qualified
	or Paid	Stock		Incentive	Deferred
	in Cash	Awards	Option	Plan	Compensation	All Other
	(1)	(2)	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Farris G. Kalil	$21,500	$—	$—	$—	$—	$—	$21,500
Michael Rotchford	17,500	—	—	—	—	—	17,500
Leon M. Schurgin	17,500	—	—	—	—	—	17,500
Gene Silverman	17,500	—	—	—	—	—	17,500
Ellis G. Wachs	17,500	—	—	—	—	—	17,500

(1)	Each non-employee director received an annual retainer fee of $17,500. The audit committee chairman received $4,000.

(2)	There were no awards of restricted shares issued to non-employee directors in 2006.

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW OF COMPENSATION PROGRAM

The compensation committee (for purposes of this analysis, the “Committee”) of our board has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Committee ensures that the total compensation paid to our executive leadership team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the named executive officers, are similar to those provided to other executive officers. Throughout this proxy statement, the individuals who served as President, Executive Vice President, Senior Vice President, Vice President, Finance and Secretary and Vice President during fiscal 2006 are referred to as the “named executive officers.”

COMPENSATION OBJECTIVES AND PHILOSOPHY

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us, and which aligns executives’ interests with those of the stockholders by rewarding performance based on the general overall performance of the Company, with the ultimate objective of improving stockholder value. The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by us to our named executive officers should include both cash and stock-based compensation that reward performance as measured against Company performance.

ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Committee currently makes the compensation decisions for our President and the other named executive officers. The Committee also establishes all non-equity and long-term compensation for the named executive officers. The Committee may establish general parameters with which the President establishes compensation for our other named executive officers.

PEER GROUPS FOR EXECUTIVE COMPENSATION PURPOSES

The Committee used the 2006 NAREIT Compensation and Benefits Survey (the “NAREIT Survey”) to assist it in considering compensation for the named executive officers. The Committee relied on the NAREIT Survey to provide it with relevant market data to consider when making compensation decisions for our named executive officers.

ANNUAL CASH COMPENSATION

In order to stay competitive with other REITs in our peer group, we pay our named executive officers commensurate with their experience and responsibilities. Cash compensation is divided between base salary and cash incentives.

Base Salary.  Each of our named executive officers receives a base salary to compensate him or her for services performed during the year. When determining the base salary for each of our named executive officers, the Committee considers the market levels of similar positions at the peer group companies, through the data provided to them by the NAREIT Survey, the performance of the executive officer and the experience of the executive officer in his or her position. The base salaries of our named executive officers (other than Joey Agree) are established by the terms of their employment agreements. The base salaries paid to our named executive officers in 2006 are set forth below in the “Executive Compensation — Summary Compensation Table.”

Annual Non-Equity Compensation.  The Committee’s practice is to provide a portion of each named executive officer’s compensation in the form of an annual cash bonus. These annual bonuses are primarily based upon Company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. The Committee determined that no bonuses should be paid to any of the named executive officers for fiscal 2006 because of the limited number of development projects that were completed in 2006.

Long-Term Incentive Compensation.  We award long-term equity incentive grants to our named executive officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted to our named executive officers, the Committee considered, among other things, the following factors: our business performance, the responsibilities and performance of the executive, our stock price performance, and other market factors, including the data provided by the NAREIT Survey.

The Committee determines the number of restricted stocks and the period and conditions for vesting. In 2006, the Committee awarded an aggregate of 33,250 restricted stock awards to our named executive officers. Information regarding restricted stocks granted to our named executive officers can be found below under “Executive Compensation.”

Perquisites and Other Personal Benefits.  We provide the named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers.

Executive officers are eligible to participate in our employee medical benefit plan, on the same basis as other employees.

We have entered into employment agreements with our named executive officers, which provide severance payments under specified conditions within one year following a change in control. These severance agreements are described below under “Executive Compensation — Employment Agreements.” We believe these agreements help us to retain executives who are essential to our long-term success.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. However, compensation that is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders is not subject to section 162(m). We have such a plan and may utilize it to mitigate the potential impact of section 162(m). We did not pay any compensation during 2006 that would be subject to section 162(m). We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of section 162(m) will not generally affect our net income. However, to the extent that compensation does not qualify for deduction under section 162(m) or under our short term incentive plan approved by stockholders to, among other things, mitigate the effects of section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the compensation committee’s compensation policy and practices are not directly governed by section 162(m).

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, we began accounting for stock-based payments to employees in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Gene Silverman, Chairman
Farris Kalil
Ellis Wachs

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for our named executive officers for the one-year period ended December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value and
							Preferential
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All other
			Bonus	Awards	Awards	Compensation	Earnings	Compensation(1)	Total
Name	Year	Salary	($)	($)	($)	($)	($)	($)	($)

Richard Agree	2006	$250,000	$—	$308,531	$—	$—	$—	$15,039	$573,570
Joey Agree	2006	125,000	—	14,450	—	—	—	6,822	146,272
David J. Prueter	2006	175,000	—	102,099	—	—	—	17,693	294,792
Kenneth R. Howe	2006	143,000	—	136,646	—	—	—	15,039	294,685
Vicki Whalen-Umphryes	2006	240,000	—	11,560	—	—	—	17,693	269,253

(1)	All Other Compensation includes amounts paid on behalf of each named executive for our group medical plan that is offered by us to our employees.

GRANTS OF PLAN BASED AWARDS

The following table includes information concerning grants of plan based awards for the one year period ended December 31, 2006.

GRANTS OF PLAN-BASED AWARDS

								All
								Other	All Other			Grant
		Estimated Possible						Share	Option			Date
		Payments			Estimated Possible			Awards:	Awards:	Exercise	Close	Fair
		Under Non-Equity			Payouts			Number	Number of	or Base	Price	Value
		Incentive			Under Equity Incentive			of	Securities	Price of	of Stock	of
	2006	Plan Awards			Plan Awards			Shares	Underlying	Option	on Date	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	of	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)	($/sh)	Grant	Awards

Richard Agree	Dec 18	$—	$—	$—	—	—	—	14,500	—	$—	$34.27	$496,915
Joey Agree	Dec 18	—	—	—	—	—	—	6,000	—	—	34.27	205,620
David J. Preuter	Dec 18	—	—	—	—	—	—	3,500	—	—	34.27	119,945
	Nov 8	—	—	—	—	—	—	1,250	—	—	34.86	43,575
Kenneth R. Howe	Dec 18	—	—	—	—	—	—	6,000	—	—	34.27	205,620
Vicky Whalen-Umphryes	Dec 18	—	—	—	—	—	—	2,000	—	—	34.27	68,540

(1)	These shares of restricted stock vest in equal installments over a five-year period from the date of grant.

OUTSTANDING EQUITY AWARDS TABLE

The following table sets forth certain information with respect to the value of all shares previously awarded to the named executive officers as of December 31, 2006. Our board has not previously granted options to our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END AS OF DECEMBER 31, 2006

Share Awards
Equity
Incentive
Plan
	Option Awards							Equity	Awards:
			Equity					Incentive	Market or
			Incentive					Plan	Payout
			Plan			Number		Awards:	Value of
			Awards:			of	Market	Number of	Unearned
	Number of	Number of	Number of			Shares	Value of	Shares,	Shares,
	Securities	Securities	Securities			or Units	Shares or	Units, or	Units, or
	Underlying	Underlying	Underlying			of Stock	Units of	Other	Other
	Unexercised	Unexercised	Unexercised	Option		that	Stock that	Rights that	Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	that Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

Richard Agree	—	—	—	—	—	50,800	$1,745,996	—	—
Joey Agree	—	—	—	—	—	8,000	274,960	—	—
David J. Prueter	—	—	—	—	—	15,650	537,891	—	—
Kenneth R. Howe	—	—	—	—	—	21,800	749,266	—	—
Vicki Whalen-Umphryes	—	—	—	—	—	3,600	123,732	—	—

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth certain information with respect to the shares held by the named executive officers that vested during the year ended December 31, 2006.

OPTIONS EXERCISED AND STOCK VESTED DURING 2006

Option Awards
	Number of		Share Awards
	Shares	Value	Number of
	Acquired	Realized	Shares	Value
	on	on	Acquired	Realized
	Exercise	Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Richard Agree	—	$—	—	$—
Joey Agree	—	—	—	—
David J. Prueter	—	—	—	—
Kenneth R. Howe	4,900	95,550	—	—
Vicky Whalen-Umphryes	—	—	—	—

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We do not offer, and the named executive officers did not participate in any non-qualified deferred compensation programs during 2006.

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

Our current employment agreements with Mr. Agree and Mr. Howe became effective on July 1, 2004. Mr. Prueter’s employment agreement became effective on January 10, 2000. Ms. Whalen-Umphryes employment agreement became effective on October 1, 2005.

Mr. Agree’s employment agreement, pursuant to which he serves as our Chairman of the Board and President, has a five-year term. Under his employment agreement, Mr. Agree receives an annual base salary of $250,000, subject to annual increases at the discretion of the executive compensation committee, and is entitled to participate in the 2005 Equity Incentive Plan and all other benefit programs generally available to our executive officers.

If we terminate Mr. Agree’s employment without cause (as defined below), he is entitled to receive a payment of all amounts payable during the term of the employment agreement (including, but not limited to his salary at the then applicable rate) and has the right to continue to participate in all benefit plans made generally available by us to our executives. In addition, all unvested shares of our common stock issued to Mr. Agree under our Stock Incentive Plan will become fully vested.

If a change-in-control (as defined in the employment agreement) occurs prior to the expiration of Mr. Agree’s employment agreement and within three years after the change-in-control Mr. Agree’s employment is terminated by us, Mr. Agree is entitled to be paid the greater of three times his then compensation, or his compensation to be paid over the remaining life of the employment agreement.

We may terminate Mr. Agree’s agreement for “cause” which is defined to include (1) willful failure or refusal to perform specific reasonable written directives of the board of directors; (2) conviction of a felony; (3) dishonesty involving us which results in an unjust gain or enrichment at our expense; (4) moral turpitude which adversely affects our business; or (5) a material breach of the non-competition section of the employment agreement. In the event of Mr. Agree’s termination for cause he will forfeit his right to any and all benefits entitled to be received pursuant to his employment agreement (other than any previously vested benefits) following the date of termination. Mr. Agree’s agreement may also be terminated if Mr. Agree dies or becomes disabled (as defined in the agreement). In the event of termination of the agreement because of Mr. Agree’s death or disability, Mr. Agree (or his estate) shall receive for the longer of (x) the remainder of the calendar year; or (y) six months, Mr. Agree’s salary in effect at the date of his death or disability. In addition, all unvested shares of our common stock issued to Mr. Agree under our Stock Incentive Plan shall become fully vested.

The employment agreement with Mr. Howe, pursuant to which he serves as our chief Financial Officer and Secretary, is identical to Mr. Agree’s employment agreement, except that Mr. Howe’s agreement provides for an annual base salary of $150,000 and is for a three year term. The term can be extended for two additional one year terms, at our option.

The employment agreement with Mr. Prueter, pursuant to which he serves as a Senior Vice President had an initial term of five years and has been extended by the board for an additional three year period, is similar to Mr. Agree’s employment agreement, except that Mr. Prueter’s agreement provides for an annual base salary of $180,000 and entitles him to receive at least 2,500 shares of restricted stock each year.

The employment agreement with Ms. Whalen-Umphryes, pursuant to which she serves as a Vice President has an initial term of three years, is similar to Mr. Agree’s employment agreement, except that Ms. Whalen-Umphryes’ agreement provides for an annual base salary of $240,000 and entitles her to 2,000 shares of restricted stock each year. Ms. Whalen-Umphryes’ agreement also provides for additional compensation should she obtain and complete development projects.

REPORT OF THE AUDIT COMMITTEE

The Company’s Board of Directors’ Audit Committee is comprised of three directors, all of whom are independent as such term is defined in the listing standards of the New York Stock Exchange. The Audit Committee reviews the Company’s financial reporting process and its system of internal financial controls on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process of the Company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and that its internal controls over financial reporting were effective as of December 31, 2006. The Company’s auditors, Virchow, Krause & Company, are engaged to audit the Company’s financial statements and to express an opinion on the conformity of such audited financial statements to GAAP, on the effectiveness of the Company’s internal controls over financial reporting and on management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. Members of the Audit Committee rely on the information provided to them and on the representations made by management and the information, representations, opinions and communications of the Company’s auditors.

Effective May 9, 2006, BDO Seidman, LLP, resigned as our independent registered public accounting firm for the 2006 fiscal year. BDO Seidman, LLP served as our certifying accountant for the period from January 1, 2004 through the fiscal year ended December 31, 2005 and the first quarter of 2006. During the two most recent fiscal years and during the subsequent interim period through May 9, 2006, there were no disagreements between us and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

Effective July 26, 2006, the Audit Committee of the Board of Directors engaged Virchow, Krause & Company, LLP as our independent registered public accounting firm.

We discussed with Virchow, Krause & Company the overall scope and plans for their audit for the year ending December 31, 2006. We met with Virchow, Krause & Company, with and without management present, to discuss the results of their examination and their evaluations of our internal controls.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management and Virchow, Krause & Company. We also discussed with management and Virchow, Krause & Company the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.

In addition, the audit committee obtained from Virchow, Krause & Company a formal written statement describing all relationships between the auditors and us that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. When considering Virchow, Krause & Company’s independence, we considered whether their provision of services to the company, beyond those rendered in connection with their audit of our consolidated financial statements and reviews of our consolidated financial statements, including in its Quarterly Reports on Form 10-Q, was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Virchow, Krause & Company. The audit committee also discussed and reviewed with the independent auditors all communications required by GAAP, including those described in Statement on Auditing Standards (SAS) No. 61, as amended, “Communication with Audit Committees,” SAS99 “Consideration of Fraud in a Financial Statement Audit,” and SEC rules discussed in Final Release Nos. 33-8183 and 33-8183a.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors (and the board has approved) that the audited financial statements for the year ended December 31, 2006 be included in the Annual Report on Form 10-K for filing with the SEC.

Respectively submitted on March 14, 2007, by the members of the audit committee of the Board of Directors.

Farris Kalil, Chairman
Gene Silverman
Ellis Wachs

FEES OF INDEPENDENT AUDITOR

BDO Seidman, LLP was the Company’s independent auditor for the year ended December 31, 2005 and the quarter ended March 31, 2006. On July 26, 2006, the Audit Committee engaged Virchow, Krause & Company, LLP as the Company’s independent auditor for the year ended December 31, 2006.

The following table presents fees for professional audit services rendered by BDO Seidman, LLP for its audit of the Company’s annual financial statements for the year ended December 31, 2005 and their review of our first quarter ended March 31, 2006 and by Virchow Krause for its audit for the year ended December 31, 2006.

Aggregate fees for professional services rendered to us by BDO Seidman and Virchow, Krause & Company as of and for the years ended December 31, 2006 and 2005 were:

	2006	2005

Audit fees	$95,000	$125,000
Audit-related fees	—	—
Tax fees	$18,000	$19,350
All other fees	$—	$12,000

The audit committee approved all fees paid to BDO Seidman, LLP and Virchow, Krause & Company.

Audit Fees.  Audit fees include fees for the audit of our annual consolidated financial statements, for review of the financial statements included in our quarterly reports on Form 10-Q and for the annual audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees.  No audit related fees were paid in 2006 or 2005.

Tax Fees.  Tax fees related to professional services for tax compliance and consulting.

All Other Fees.  All other fees consist of fees paid for the review of Registration Statements.

At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants. The audit committee has delegated to its chairman, Farris Kalil, an independent member of our board of directors, the authority to grant pre-approvals of non-audit services provided that any such pre-approval by Mr. Kalil shall be reported to the audit committee at its next scheduled meeting. However, pre-approval of non-audit services is not required if (1) the aggregate amount of non-audit services is less than 5% of the total amount paid by us to the auditor during the fiscal year in which the non-audit services are provided; (2) such services were not recognized by the company as non-audit services at the time of the engagement; and (3) such services are promptly brought to the attention of the audit committee and, prior to completion of the audit, are approved by the audit committee or by one or more audit committee members who have been delegated authority to grant approvals.

The audit committee had considered whether the provision of these services is compatible with maintaining the independent accountants’ independence and has determined that such services have not adversely affected BDO Seidman, LLP’s or Virchow, Krause & Company LLP’s independence.

CHANGE IN INDEPENDENT AUDITOR

Effective May 9, 2006, BDO Seidman, LLP, resigned as our independent registered public accounting firm for the 2006 fiscal year. BDO Seidman, LLP served as our certifying accountant for the period from January 1, 2004 through the fiscal year ended December 31, 2005 and the first quarter of 2006. During the two most recent fiscal years and during the subsequent interim period through May 9, 2006, there were no disagreements between us and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO Seidman, LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.

Effective July 26, 2006, the Audit Committee of the Board of Directors engaged Virchow, Krause & Company, LLP as our independent registered public accounting firm.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the common stock that may be issued upon the exercise of options or grant of other equity awards under the 2005 Equity Incentive Plan as of December 31, 2006.

Equity Compensation Plan Information
Number of securities
remaining available
for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation plan
	exercise of	outstanding	(excluding
	outstanding options,	options, warrants	securities reflected
Plan Category	warrants and rights	and rights	in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	—	—	918,850	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total		—	918,850

(1)	Certain securities may be issued in the form of restricted stock.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Sommers Schwartz, the law firm of which Leon M. Schurgin, one of our directors, is a senior shareholder, acted as our counsel in various matters during 2006. We paid Mr. Schurgin’s firm aggregate fees of approximately $238,000 during the year.

We lease our executive offices, located at 31850 Northwestern Highway, Farmington Hills, Michigan from a limited liability company controlled by Mr. Agree’s children. Under the terms of the lease, which expires December 31, 2009, we are required to pay an annual rental of $90,000 and are responsible for the payment of real estate taxes, insurance and maintenance expenses relating to the building. Management believes that the lease terms are consistent with leases for similar properties in the area.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon recommendation of and approval by the Audit Committee, Virchow, Krause & Company has been selected to act as our independent certified public accountants during the current year. During fiscal year 2006, Virchow, Krause & Company, LLP served as our independent auditors and also provided certain tax and other audit related services.

The Audit Committee expects to retain Virchow, Krause and Company, LLP for our audit for the year ended December 31, 2007.

A representative of Virchow, Krause & Company, LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if such representative desires to do so. Such representative is also expected to be available to respond to appropriate questions.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of us.

PROPOSALS FOR NEXT ANNUAL MEETING

Any stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the annual meeting of stockholders to be held in 2008 must be received at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than December 1, 2007.

Any stockholder who intends to bring business before the annual meeting in the year 2008, but not include the proposal in our proxy statement, or to nominate a person to the board of directors, must give written notice to our corporate secretary, Kenneth R. Howe at our office at 31850 Northwestern Highway, Farmington Hills, MI 48334, no later than February 1, 2008.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for the year ended December 31, 2006 accompanies this proxy statement.

002CS-13576

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold

01 — Ellis G. Wachs	☐	☐	02 — Leon M. Schurgin	☐	☐
2.	In their judgment, upon such other matters as may properly come before the meeting.

B Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Agree Realty Corporation

Proxy for Annual Meeting of Stockholders May 7, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Richard Agree and Kenneth R. Howe as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of Agree Realty Corporation held on record by the undersigned on March 12, 2007 at the Annual Meeting of Stockholders to be held on May 7, 2007, or any adjournment thereof.
The Board of Directors recommends a vote FOR all of the nominees for director.
This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR each of the matters hereon.
NOTE — PLEASE COMPLETE THIS PROXY AND MAIL TO US PROMPTLY.